UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2022

OMNILIT ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41034	87-0816957
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1111 Lincoln Road, Suite 500 Miami Beach FL	33139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 750-2820

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-half of one redeemable warrant	OLITU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	OLIT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock	OLITW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Certificate of Incorporation or Bylaws;

On December 21, 2022, OmniLit Acquisition Corp (the “Company”) held its Special Meeting of Stockholders in lieu of the 2022 annual general meeting of shareholders (the “Special Meeting”). At the Special Meeting, the Extension Amendment Proposal (as defined below) to amend the Company’s Amended and Restated Amended and Restated Certificate of Incorporation and the Trust Amendment Proposal (as defined below) to amend the Investment Management Trust Agreement were approved. The Company plans to file the relevant amendments with the state of Delaware within 15 days of the Special Meeting. The terms of the amendments are set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 22, 2022.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the Company’s shareholders were presented with a proposal to amend the Company’s Amended and Restated Certificate of Incorporation by allowing the Company to extend the date by which we have to consummate a business combination for an additional nine (9) months, from February 8, 2023 (the date which is 15 months from the closing date of our initial public offering of our units) to November 8, 2023,, or such earlier date as determined by the Board (the “Extension”), or, if it fails to do so, cease its operations and redeem or repurchase 100% of the shares of the Company’s common stock issued in the Company’s initial public offering, (the “Extension Amendment Proposal”). The shareholders also were presented with a proposal to amend the Company’s Investment Management Trust Agreement to authorize the Extension as contemplated by the Extension Amendment Proposal (the “Trust Amendment Proposal.”)

Set forth below are the final voting results for the Extension Amendment Proposal. Pursuant to the Company’s Amended and Restated Certificate of Incorporation, and as required by Delaware law, the approval of the Extension Amendment Proposal requires the affirmative vote of at least 65% of holders of Class A and Class B common stock (the “Common Stock”) who attend and vote at the Special Meeting with a quorum.

The Extension Amendment Proposal was approved with the following vote from the holders of Common Stock:

For	Against	Abstentions	Broker Non-Votes
15,112,471	1,587,895	105,000	0

Set forth below are the final voting results for the Trust Amendment Proposal. Pursuant to the Company’s Amended and Restated Certificate of Incorporation, and as required by Delaware law, the approval of the Extension Amendment Proposal requires the affirmative vote of at least 65% of holders of Common Stock who attend and vote at the Special Meeting with a quorum.

The Trust Amendment Proposal was approved with the following vote from the holders of Common Stock:

For	Against	Abstentions	Broker Non-Votes
15,112,471	1,587,895	105,000	0

In connection with the vote to approve the Extension Amendment and Trust Amendment Proposals, the holders of 13,026,951 shares of Class A common stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.28 per share, for an aggregate redemption amount of approximately $133,917,056.28, in connection with the Extension Amendment and Trust Amendment Proposals.

A proposal to adjourn the Special Meeting to a later date was not presented because there were enough votes to approve the Extension Amendment and Trust Amendment Proposals.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2022

OmniLit Acquisition Corp.

By:	/s/ Al Kapoor
Name:	Al Kapoor
Title:	Chairman and Chief Executive Officer